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                                                                   EXHIBIT (10)d










                                      PACIFICORP









                             EXECUTIVE INCENTIVE PROGRAM


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                                       PACIFICORP

                             EXECUTIVE INCENTIVE PROGRAM


PURPOSE

      The purpose of the Executive Incentive Program is to provide a means for rewarding officers for their success in increasing shareholder value.


ELIGIBILITY

      All PacifiCorp executive officers are eligible participants. A participant must be employed in an incentive eligible position for at least three months and must be actively employed at the time of payout to receive an award. Individuals with at least three months of service but less than twelve months will receive prorated awards. Employment of less than one plan year due to retirement, disability or death of a participant may result in a prorated award regardless of the three-month requirement. Participants who change incentive target percentages during the year will receive prorated awards based on the appropriate target percentage. Participants in this program are not eligible to participate in any other Annual Incentive Program.


PLAN TERM

      This program will begin on January 1, 1996 and continue from year to year thereafter unless otherwise amended or terminated. Each calendar year is a new plan year for the purpose of this program and Exhibits A, B and C, which describe weighting factors and performance measures, will be revised for approval by the Personnel Committee of the Board of Directors.


TARGET INCENTIVE

      Each participant in the Program has a target incentive opportunity which is assigned by the Personnel Committee. Each participant's target incentive opportunity is calculated as a percentage of year-end annual salary, including any merit and promotional lump sums.


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 PERFORMANCE GOALS

      Participants will have all or part of their incentive award determined based upon PacifiCorp's Earnings Per Share (EPS) performance. Some participants may have their incentive award partially determined based upon Business Unit performance against profitability goals. The proportion, if any, which will be determined based upon Business Unit performance will be approved by the Personnel Committee for each new plan year as displayed in Exhibit A.


EPS COMPONENT

      The EPS Component will be calculated using the formula displayed in Exhibit B for the plan year as approved by the Personnel Committee.


BUSINESS UNIT COMPONENT

      The Business Unit Component will be determined based upon business unit profitability or another objective measure as approved for each business unit by the CEO and the Personnel Committee. Exhibit C for the plan year describes the approved Business Unit goals and measures for the current plan year.


INDIVIDUAL PERFORMANCE MODIFIER

      Individual performance is determined by measuring year-end performance against specific goals as established and approved by the participant's superior or, in the case of the Chief Executive Officer, the Personnel Committee of the Board of Directors. The participant's superior must assign the participant an individual performance modifier between 0% and 120% depending upon performance against goals. A rating between 0-70% represents less than satisfactory performance. A rating around 100% indicates the participant met or exceeded goals and a rating around 120% indicates the participant greatly exceeded goals.


AWARD FORMULA

      The award formula is provided below:


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

                               EPS          Business       BU             Individual
Guideline X [(   EPS      X Weighting )+(    Unit     X Weighting )] X   Performace   =  Final
 Award(1)      Component       Factor      Component      Factor           Modifier       Award
------------------------------------------------------------------------------------------------



Participants are limited to a maximum final award equal to 150% of the guideline.

      (1)Guideline Award is Participant's Annualized Year-End Salary multiplied by the Target Incentive Percentage assigned by the Personnel Committee.


AWARD EXAMPLES

      EXAMPLE 1

      Participant Position:  Business Unit Head
      EPS Component:  115%
      EPS Weighting Factor:  75%
      Business Unit Component:  125%
      Business Unit Weighting Factor:  25%
      Individual Performance Modifier:  100%
      Annualized Salary:  $200,000
      Incentive Target:  40%
      Guideline Award:  $80,000

      EXAMPLE 1 - CALCULATION



                               EPS         Business          BU           Individual
Guideline X [(   EPS      X Weighting )+(     Unit    X Weighting )] X  Performance  =    Final
 Award(1)     Component        Factor     Component        Factor          Modifier      Award
-----------------------------------------------------------------------------------------------
 $80,000   X [(   1.15   X      0.75  )+(    1.25     X    0.25    )] X      1.00     = $94,000
------------------------------------------------------------------------------------------------




      EXAMPLE 2


      Participant Position:  Business Unit Participant
      EPS Component:  115%
      EPS Weighting Factor:  50%
      Business Unit Component:  100%
      Business Unit Weighting Factor:  50%
      Individual Performance Modifier:  110%
      Annualized Salary:  $140,000
      Incentive Target:  30%
      Guideline Award:  $42,000


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      EXAMPLE 2 - CALCULATION


                               EPS          Business       BU             Individual
Guideline X [(   EPS      X Weighting )+(    Unit     X Weighting )] X  Performance  =    Final
 Award(1)      Component       Factor      Component       Factor          Modifier       Award

 $42,000   X [(   1.15   X      0.50  )+(    1.00     X    0.50    )] X      1.10     = $49,665


AUDIT AND APPROVAL OF AWARDS

      The financial calculations necessary to determine the Earnings Per Share Component and Business Unit Component, as well as other steps in determining the award for each individual, will be reviewed by the corporate auditing staff before incentive payments are made. The Personnel Committee of the Board of Directors will approve awards prior to payout.

      If minor errors are identified after audit or approval have occurred which result in nonmaterial adjustments to individual awards, the Vice President of Human Resources will have the authority to approve adjusted awards according to the procedures defined in the administrative guidelines.


PAYMENT

      Awards will be paid as soon as practicable following the completion of the plan year and approval by the Personnel Committee. Awards will be paid in cash unless the participant has elected to defer part or all of the payment consistent with the provisions of the PacifiCorp Compensation Reduction Plan.


ADMINISTRATIVE GUIDELINES

      Administrative issues not specifically included in the program document will be included in the administrative guidelines to the program. The CEO will approve these guidelines and has authority to amend them.


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